UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 14, 2003
                                                          ---------------



                             American Oil & Gas, Inc
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                   0-31547                 88-0451554
  ----------------------------- -------------------     ---------------------
 (State or other jurisdiction   (Commission File        (IRS Employer
   of incorporation)             Number)                 Identification No.)



                  1050 17th Street, Suite 710 Denver, CO 80265
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code (303) 595-0125
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 Item 5. Other Events.
         ------------

      Press Release. The news release of the Registrant dated August 14, 2003, which is filed as an exhibit hereto, are incorporated herein by reference.

 Item 7.  Financial Statements And Exhibits.
          ---------------------------------

      (c) Exhibits.


                                  Exhibit Index
                                  -------------
 Exhibit
 Number     Description
--------    -----------
99.1        News release dated August 14, 2003.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 14, 2003                 AMERICAN OIL & GAS, INC.


                                    By:/s/Andrew P. Calerich
                                       ----------------------------------
                                       Andrew P. Calerich
                                       President and Chief Financial Officer





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


                                  EXHIBIT 99.1


On August 14, 2003, the Registrant issued the following news release:

  "AMERICAN OIL & GAS ACQUIRES INTERESTS IN THE MONTANA HORIZONTAL BAKKEN AND
                    PROVIDES 2ND QUARTER FINANCIAL RESULTS"

    DENVER - American Oil and Gas, Inc. (OTC Bulletin Board: AOGI) today announced acquisition of a 20% working interest in approximately 12,000 net acres in Richland County, Montana.

    This project is a horizontal drilling program targeting the Mississippian Bakken Formation in the Williston Basin of Montana. This area has been very active since mid-2000, with upwards of fifty horizontal wells having been drilled with no dry holes. This acreage position offers the opportunity for the Company to participate in up to nineteen net locations. Through a pooling agreement, the Company is participating with a 1.25% working interest in the Williams #34-14 horizontal well currently drilling on a 1,280 acre spacing unit and operated by Headington Oil, LP.

    "The Bakken play has already proven to be successful, and the opportunity for American to be involved is very exciting," said Pat O'Brien, CEO of American. "Our acreage position affords us the ability to eventually participate in drilling horizontal wells adjacent to proven production from offset locations, minimizing associated risk, and maximizing upside."

    Financially, the Company reported a net loss of $141,424, or one cent per share, and $377,304, or two cents per share, for the quarter and six months ended June 30, 2003, respectively. Comparison to the prior year periods are not meaningful because the Company had not had meaningful operations for some time prior to acquiring oil and gas assets on February 18, 2003.

    The loss in the current quarter and six month periods results from general and administrative costs associated with the Company's pursuit of exploration, development and acquisition of oil and gas reserves and production. Although the Company began delivering natural gas through sales lines on its initial four coal bed methane wells in the Powder River Basin of Wyoming in July of 2003, the Company reported no oil or gas revenues in the quarter or six months ended June 30, 2003.

    At June 30, 2003, the Company had approximately $1,067,000 in cash, $1,940,000 in total assets, no long term debt, and $1,890,000 in stockholders' equity. At August 14, 2003, the Company has 23,196,464 common shares outstanding.

    American Oil and Gas, Inc. is an independent oil and natural gas company engaged in exploration, development and production of hydrocarbon reserves primarily in the Rocky Mountain region. Additional information about American Oil and Gas can be found at the Company's website: www.americanoilandgasinc.com.

                                      # # #

    This release contains forward-looking statements regarding American Oil and Gas, Inc.'s future plans and expected performance that are based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of drilling efforts and the timeliness of development




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activities, fluctuations in oil and gas prices, and other risk factors described from time to time in the Company's reports filed with the SEC. In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. This press release may include the opinions of American Oil and Gas, Inc., and does not necessarily include the views of any other person or entity."






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